INDEPENDENT AUDITORS' CONSENT


Marsh & McLennan Companies, Inc.:

      We consent to the incorporation by reference in this registration statement of Marsh & McLennan Companies, Inc. on Form S-8 of our reports dated February 28, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31,
1994.



DELOITTE & TOUCHE LLP

/s/Deloitte & Touche LLP

New York, New York
May 25, 1995